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                                                                     EXHIBIT 4.1

                               INPUT/OUTPUT, INC.

                  EMPLOYMENT INDUCEMENT STOCK OPTION AGREEMENT

         THIS EMPLOYMENT INDUCEMENT STOCK OPTION AGREEMENT (the "Agreement") is made effective as of the _____ day of ________________, 2004 (the "Date of Grant") by and between Input/Output, Inc., a Delaware corporation (the "Company"), and Ian Williamson (the "Optionee").

         WHEREAS, the Company has entered into that certain Share Acquisition Agreement between the Company, _____________________________________and the
Vendors (as defined therein), dated as of _____________________, relating to the sale and purchase of entire share capital of Concept Systems Holdings Limited, a private limited company incorporated in Scotland under the Companies Acts ("Concept").

         WHEREAS, the Optionee is an employee of Concept;

         WHEREAS, as a material inducement to the Optionee's entering into that certain Employment Agreement dated February__, 2004 (the "Employment Agreement") and the Optionee's agreement to be hired as a new employee of a subsidiary within the Company's corporate group on the terms thereof the Company believes that its interests will be served and advanced by granting the Optionee an option to purchase shares of common stock, $_____ par value, of the Company.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Except as defined elsewhere herein, the words and phrases defined in this Section 1 shall have the meaning set out in these definitions throughout this Agreement, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

                  (a) "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities ending with the Company if, at the time of the action or transaction, each of the corporations or entities other than the Company owns stock or voting equity possessing 50 percent (50%) or more of the total combined voting power of all classes of stock or voting equity in one of the other corporations or entities in the chain. The term "subsidiary corporation" means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company if, at the time of the action or transaction, each of the corporations or entities other than the last corporation or entity in the unbroken chain owns stock or voting equity possessing 50 percent (50%) or more of the total combined voting power of all classes of stock or voting equity in one of the other corporations or entities in the chain.

                  (b)      "BOARD" means the board of directors of the Company.

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                  (c)      "CHANGE IN CONTROL" shall mean the occurrence of any
         of the following, after the Date of Grant:

                           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or
                  (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "Merger"), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 5.7(c) below are satisfied;

                           (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                           (iii) Approval by the stockholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to such Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

                           (iv) The sale or other disposition of all or substantially all of the assets of the Company.

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                  (d)      "CODE" means the U.S. Internal Revenue Code of 1986,
         as amended.

                  (e) "COMMITTEE" means the Compensation Committee of the Board or such other committee designated by the Board.

                  (f) "COMPANY" has the meaning set forth in the preamble of this Agreement.

                  (g) "DISABILITY" means a mental or physical disability as determined under the then-established policies of the Company.

                  (h) "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

                  (i)      "EXPIRATION DATE" has the meaning set forth in
         Section 3 hereof.

                  (j)      "FAIR MARKET VALUE" of the Stock as of any date means
         (a) the average of the high and low sale prices of the Stock on that date on the New York Stock Exchange; or (b) if the Stock is not listed on the New York Stock Exchange, the average of the high and low sale prices of the Stock on that date as reported on the principal securities exchange on which the Stock is listed; or (c) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (d) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (e) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per Share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in its sole discretion.

                  (k) "MATURE SHARES" means shares of Stock that Optionee has held for at least six months.

                  (l) "OPTION" has the meaning set forth in Section 3(a) of this Agreement.

                  (m) "OPTIONEE" has the meaning set forth in the preamble of this Agreement.

                  (n) "RETIRE" or "RETIREMENT" means retirement in good standing from the employ of the Company and all of its Affiliates for reason of age under then-established policies of the Company and its Affiliates.

                  (o) "STOCK" means the common stock of the Company, $_______ par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

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         2.       GRANT; VESTING.

                  (a) Subject to the terms and conditions of this Agreement, on this day, the Date of Grant, the Company hereby grants to the Optionee an option (the "Option") to purchase __________________ (_______) shares of the Stock of the Company, at an exercise price of $_______ per share, subject to any adjustments provided for in this Agreement. The Option shall vest and be exercisable according to the following schedule, but subject to Sections 3, 4 and 5 below:

                           (i) On _______________, the Option shall vest and then be exercisable with respect to 25% of the total number of shares subject to the Option;

                           (ii) On ________________, the Option shall vest and then be exercisable with respect to an additional 25% of the total number of shares subject to the Option;

                           (iii) On _________________, the Option shall vest and then be exercisable with respect to an additional 25% of the total number of shares subject to the Option;

                           (iv)     On ____________________, the Option shall
                  vest and then be exercisable with respect to the remaining 25% of the total number of shares subject to the Option.

                  To the extent not previously exercised, installments of vested Options shall be cumulative and may be exercised in whole or in part.

                  Notwithstanding the foregoing, in the event of the termination of the Optionee's employment with Concept, the Company and any of the other Affiliates for any reason prior to the Expiration Date, the Option shall not continue to vest after such termination of employment and any unvested Options shall be forfeited effective as of such date of termination.

                  (b) In addition, notwithstanding any provision contained in this Agreement to the contrary, in the event of a Change in Control, this Option shall thereupon be fully vested and shall be immediately exercisable in full.

         3. EXPIRATION. The Option evidenced by this Agreement, to the extent such rights with respect thereto shall not previously have been exercised or sooner terminated, shall expire and be rendered null and void at 5:00 p.m., Houston, Texas time, on __________________ (the "Expiration Date").

         4.       TERMINATION.

                  (a) Death, Disability and Retirement. Upon the death or Disability of the Optionee while in the employ of Concept, the Company or any Affiliate, or upon his Retirement, the Optionee, or, if applicable, his executors, administrators or any person or

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         persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right for one year following the date of such death, Disability, or Retirement of the Optionee, but in any event, not later than the Expiration Date, to exercise the Option to the extent it was vested at the date of such death, Disability, or Retirement.

                  (b) Severance of Employment. Unless expressly provided otherwise in this Agreement, Options shall (a) terminate six months after severance of employment with Concept, the Company and all Affiliates for any reason other than for reasons of death, Retirement, or Disability and (b) be exercisable only to the extent such Options are exercisable at the time of the Optionee's severance of employment; provided, however, that in no event will the Option be exercisable after the Expiration Date. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Optionee shall be determined by the Committee at that time.

         5. FORFEITURE. Notwithstanding any other provisions of this Agreement, if any of the following occur, the Optionee shall forfeit all outstanding Options, including all exercised Options pursuant to which the Company has not yet delivered a stock certificate. : (i) the conviction of the Optionee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Optionee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Optionee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Optionee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Optionee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company's or Subsidiary's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Optionee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Optionee's contract with the Company. The decision of the Committee as to the cause of the Optionee's discharge, and the damage done to Concept, the Company or an Affiliate, shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Optionee by Concept, the Company or such Affiliate in any manner.

         6. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                      -5-

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         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then the number, class, and per share price of shares of Stock subject to the Option shall be appropriately adjusted in such a manner so as to entitle Optionee to receive upon exercise of the Option, for the same aggregate cash consideration, the equivalent total number and class of shares Optionee would have received had Optionee exercised his Option in full immediately prior to the event requiring the adjustment.

         If while the Option remains outstanding and unexercised (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity that is wholly-owned by the Company), (iii) the Company is to be dissolved, or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable U.S. Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then
(x) except as otherwise expressly provided in this Agreement or as a result of the effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which the Option then outstanding may be exercised, and (y) no later than ten (10) days after the approval by the stockholders of the Company of such Corporate Change, the Board or the Committee, acting in their sole and absolute discretion without the consent or approval of Optionee, shall act to effect one or more of the following alternatives:

                           (i) accelerate the time at which the Option then outstanding may be exercised so that the Option may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee or the Board of Directors, after which specified date the Option then remaining unexercised and all rights of Optionee thereunder shall terminate;

                           (ii) require the mandatory surrender to the Company by Optionee of the Option (regardless of whether the Option is then exercisable under the provisions of this Agreement) as of a date, before or after such Corporate Change, specified by the Committee or the Board of Directors, in which event the Committee or the Board shall thereupon cancel such Option and the Company shall pay to Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price under this Option for such shares;

                           (iii) with respect to Optionee, have some or all of this Option (whether vested or unvested) assumed or have a new option substituted for some or all of this Option (whether vested or unvested) by an entity that is a party to the transaction resulting in such Corporate Change and that is then employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis in which the excess of the aggregate fair market value of

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                  the shares subject to such new option immediately after the assumption or substitution over the aggregate exercise price of such shares hereunder is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under the existing Option or the substituted rights under such new option, as the case may be, will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

                           (iv) provide that the number and class of shares of Stock covered by the Option (whether vested or unvested) theretofore granted shall be adjusted so that the Option when exercised shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement or plan (or both) relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Stock then covered by the Option; or

                           (v) make such adjustments to this Option, if any, as the Committee or the Board deems appropriate to reflect such Corporate Change.

         In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in this Agreement, the Committee or the Board of Directors, in their sole and absolute discretion and without the consent or approval of the Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

         If changes occur in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other changes in capitalization occurring after the Date of Grant and not otherwise provided for by this Section 6, then the Option and this Agreement shall be subject to adjustment by the Committee or the Board in their sole and absolute discretion as to the number and price of shares of stock or other consideration subject to this Option.

         7.       FORMS OF CONSIDERATION AUTHORIZED.

                  (a) The exercise of the Option shall be made only by a written notice delivered in person, by telecopy or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock to be purchased and accompanied by payment therefor. The exercise price for any shares of Stock to be purchased pursuant to the exercise of the Option shall be paid in full upon such exercise by any one or a combination of the following: (i) by payment in cash (in U.S. Dollars), certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option,
         (ii) by tender to the Company of Mature Shares having a Fair Market Value on the date of exercise equal to the exercise price under the Option, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker or dealer providing for the assignment to the Company of the proceeds of a sale or loan arranged

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         by the Optionee with respect to some or all of the shares being acquired upon the exercise of the Option (a "Cashless Exercise"), or
         (iv) by such other terms and conditions as may be approved by the Committee to the extent permitted by applicable law.

                  (b)      Limitations on Forms of Consideration.

                           (i) General Restrictions. The Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Optionee pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

                           (ii) Mature Shares. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the Mature Shares tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash (in U.S. Dollars), certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee at the address specified by the Optionee.

                  Whenever this Option is exercised by exchanging Mature Shares owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition. If requested by the Secretary of the Company, the Optionee shall deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

         8. NON-EVENTS. The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to this Option.

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         9.       TAX WITHHOLDING.

                  (a) Concept, the Company or any Affiliate shall be entitled to deduct from other compensation payable to Optionee any sums required by any applicable law to be withheld with respect to the grant or exercise of the Option. In the alternative, Concept or the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer. If the Optionee is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of grant or exercise, as the case may be. In satisfaction of the payment of such sum to the Company or Affiliate, the Optionee may make a written election, which may be accepted or rejected in the discretion of the Chief Financial Officer of the Company, to have withheld a portion of the shares of Stock issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date of exercise, equal to or less than the amount required to be withheld, provided that the Fair Market Value of the shares held back shall not exceed the Company's or Affiliate's minimum statutory withholding tax obligations.

                  (b) The Company and its Affiliates shall have no obligation upon exercise of the Option to issue any shares of Stock until the Company has received payment sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise Optionee of the existence of the tax or the amount which the employer will be required to withhold.

         10. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under the Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock issuable upon exercise of the Option pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of the Option is not registered under applicable U.S. and foreign securities law, the Company may (i) require as a condition to the issuance of the shares of Stock hereunder that Optionee make such representations as may be required by law in order for the shares to be issued and sold to Optionee in compliance with an applicable exemption from registration under the Securities Act of 1933, as amended, and applicable state, foreign and local law, and (ii) imprint on the certificate evidencing the Stock the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with applicable law:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

         11. TRANSFERABILITY. The Option granted to the Optionee under this Agreement shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.

         12. AMENDMENT. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such change or termination is sought.

         13. NO OBLIGATION TO RETAIN SERVICES. Neither Concept, the Company nor any Affiliate thereof shall be deemed by the grant of this Option to be required to retain the services of the Optionee for any period.

         14. STOCKHOLDER RIGHTS. The Optionee shall not have any rights as a stockholder with respect to any shares of Stock covered by the Option until the date of the issuance of the stock certificate or certificates to him for such shares following his exercise of this Option pursuant to the terms and conditions hereof and his payment for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

         15. INTERPRETATION. In the event of any difference of opinion concerning the meaning or effect of this Agreement, such difference shall be resolved by the Committee.

         16. GOVERNING LAW. The validity, construction and performance of this agreement shall be governed by the laws of the State of Texas. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         17. NOTICES. All offers, notices, demands, requests, acceptances or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive offices, and any notice mailed to the Optionee shall be addressed to the Optionee's residence address as it appears on the books and records of the Company, or to such other address as either party may hereafter designate in writing to the other.

         18. SUCCESSORS. This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, heirs, successors and assigns of the parties hereto.

         19. NONQUALIFIED OPTION. The Option evidenced by this Agreement is a nonqualified stock option which is not intended to be governed by Section 422 of the Code.

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

         20. GENDER. If the context requires, words of one gender when used in this Agreement shall include the others, and words used in the singular or plural shall include the other.

         21. HEADINGS. Headings of Sections are included for convenience of reference only and do not constitute part of this Agreement and shall not be used in construing the terms of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the Date of Grant.

                                       INPUT/OUTPUT, INC.

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       OPTIONEE

                                       _________________________________________
                                       Printed Name: Ian Williamson

                                      -11-